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                                                                     EXHIBIT 3.1

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TUBOSCOPE INC.

          Tuboscope Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is Tuboscope Inc. The Corporation was originally incorporated under the name Brentwood - Tuboscope Corporation, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 29, 1988.

          2. Pursuant to Sections 242 and 245 of General Corporation Law of the State of Delaware, this Third Amended and Restated Certificate of Incorporation restates and amends the provisions of the Second Restated Certificate of Incorporation of the Corporation. The Second Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 28, 1999 pursuant to Section 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Second Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

          "FIRST: The name of the corporation is Varco International, Inc. (hereinafter referred to as the "Company").

          SECOND: The address of the Company's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of the Company's registered agent at that address is Corporation Service Company.

          THIRD: The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The Company shall be authorized to issue two classes of shares of stock to be designated respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Company shall have authority to issue is 205,000,000. The total authorized number of shares of Common Stock shall be 200,000,000 and each such share shall have a par value of $.01. The total authorized number of shares of Preferred Stock shall be 5,000,000 and each such share shall have a par value of $.01.
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          The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and preferences, powers, and relative, participating, optional or other rights and restrictions thereof, including, without limitation, the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, on any series of shares of Preferred Stock, and fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding.) If the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

          FIFTH: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          Any repeal or modification of the foregoing provisions of this Article FIFTH by the stockholders of the Company shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification for or with respect to any acts or omissions of a director occurring prior to such repeal or modification.

          SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation, and regulation of the powers of the Company and of its directors and stockholders:

                A. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors (the "Board"). In addition to the powers and authority expressly conferred upon the Board by statute or by this Restated Certificate of Incorporation or the bylaws of the Company, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

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                B. The Board is expressly authorized to make, alter or repeal the bylaws of the Company.

                C. Unless otherwise provided by the bylaws of the Company, the directors of the Company need not be elected by written ballot.

                D. No director may serve as a director of the Company if a majority of the directors then in office determine that such director holds a position with another company which the directors judge to be a competitor of the Company.

                E. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than fifteen (15). The Board shall be fixed from time to time, within the limits specified above, exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Any one or more of the directors, or the entire Board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Common Stock of the Company entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

                F. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by the stockholders of the Company.

                G. The provisions of this paragraph or paragraphs D, E and F of this Article may be amended or repealed or provisions inconsistent therewith may be adopted only by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of the Common Stock of the Company entitled to vote cast at a meeting called for that purpose."

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          IN WITNESS WHEREOF, the Corporation has caused this Third Amended and
Restated Certificate of Incorporation to be signed by James F. Maroney, III, its Vice President, Secretary and General Counsel, this 30th day of May 2000.


                                    TUBOSCOPE INC.,

                                    a Delaware corporation


                                    By: /s/ James F. Maroney, III
                                        -----------------------------
                                        James F. Maroney, III
                                        Vice President, Secretary and
                                        General Counsel

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